EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

PepsiCo, Inc.:

We consent to incorporation by reference in the Registration Statements listed below of PepsiCo, Inc. of our report dated February 24, 2006, relating to the consolidated balance sheet of PepsiCo, Inc. and Subsidiaries as of December 31, 2005 and December 25, 2004 and the related consolidated statements of income, cash flows and common shareholders’ equity for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in the December 31, 2005 annual report on Form 10-K of PepsiCo, Inc.

Description, Registration Statement Number

Form S-3

–	PepsiCo SharePower Stock Option Plan for PCDC Employees, 33-42121
–	$32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds, 33-53232
–	Extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc., 33-50685
–	$4,587,000,000 Debt Securities and Warrants, 33-64243
–	$500,000,000 Capital Stock, 1 2/3 cents par value, 333-56302

Form S-4

–	330,000,000 Shares of Common Stock, 1 2/3 cents par value and 840,582 Shares of Convertible Stock, no par value, 333-53436

Form S-8

–	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
–	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150 & 333-109513
–	Director Stock Plan, 33-22970 & 333-110030
–	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
–	1994 Long-Term Incentive Plan, 33-54733
–	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 & 333-109514
–	1979 Incentive Plan, 2-65410
–	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 & 33-60965
–	PepsiCo 401(K) Plan, 333-89265
–	PepsiCo Puerto Rico 1165(e) Plan, 333-56524
–

Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992

–	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
–	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
–	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
–	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
–	The PepsiCo Share Award Plan, 333-87526

/s/ KPMG LLP

New York, New York

February 27, 2006